Exhibit 99.1

COVER-ALL TECHNOLOGIES INC. ANNOUNCES JOHN ROBLIN TO CONTINUE AS CHAIRMAN AND CEO

FAIRFIELD, NEW JERSEY (December 23, 2009) – Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation (“Cover-All” or the “Company”), announced today that John Roblin and the Company have entered into a new employment agreement which provides for John Roblin to continue as Chairman of the Board and Chief Executive Officer of the Company.

Mr. Roblin commented, “Cover-All today is an exciting, dynamic organization that is being recognized as a leader in the Insurance Technology and Information industry.  We have built a robust platform in My Insurance Center and reinforced our reputation for outstanding service.  We have delivered two consecutive record years in 2007 / 2008.  Through the third quarter of 2009, we have also delivered eleven consecutive profitable quarters.  With the announcement of two new contracts earlier this month, we expect to continue our outstanding performance even in today’s uncertain economic climate.

I am today more excited about Cover-All’s future than ever before.  I welcome the opportunity to build on our accomplishments and collaborate with the outstanding people at Cover-All and our great customers.  We have high expectations for ourselves and are ready to take advantage of the opportunities that we see ahead.”

Mr. Roblin has served as the Company’s Chief Executive Officer since December 1999, as a member of the Company’s Board since March 2000, and as Chairman of the Board since February 2001.  He served as the Company’s President from December 1999 to November 2008.

About Cover-All Technologies Inc.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry – first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With extensive insurance knowledge, experience and commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) and Insurance Policy Database™ (IPD) are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

 Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 13, 2009, copies of which are available from the SEC or may be obtained upon request from the Company.

For information on Cover-All, contact:

Ann Massey

Chief Financial Officer

(973) 461-5190

amassey@cover-all.com

Investor Contact:

Hayden IR

Brett Maas, Principal

(646) 536-7331

brett@haydenir.com